EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-88721, 333-37076, 333-52172, 333-59034, 333-81682, 333-101821, 333-108478 and 333-118889 on Form S-8 of our reports dated September 12, 2005, relating to the financial statements (which include explanatory paragraphs related to the adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets and the retroactive adjustment of NetIQ Corporation’s consolidated financial statements to account for the sale of the WebTrends web analytics business as discontinued operations for all periods presented in accordance with Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long Lived Assets) and financial statement schedule of NetIQ Corporation and subsidiaries (the “Company”), and management’s report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of the Company for the year ended June 30, 2005.

/s/ Deloitte & Touche LLP

San Jose, California

September 12, 2005